EX-99.1.g
Quaker Investment Trust
Amendment No. 1 to Schedule A of the
Amended and Restated Declaration of Trust dated May 13, 2009

AMENDMENT NO. 1 (“Amendment”) to Schedule A of the Amended and Restated Declaration of Trust (the “Trust Document”) dated May 13, 2009 of Quaker Investment Trust (the “Trust”), made as of the 18th day of February, 2010.

WHEREAS, Section 6.2 of the Trust Document grants the Trustees the power, in their discretion from time to time and without shareholder approval, to authorize the creation of additional series’ of the Trust.

NOW, THEREFORE, the Trust Document is hereby amended as follows:

Schedule A
Instrument Establishing and
Designating Series and Classes

As required by Section 6.2 of the Amended and Restated Declaration of Trust dated May 13, 2009 (the “Trust Document”) of Quaker Investment Trust (the “Trust”), the following series and classes of the Trust have been established and designated by a majority of the Board of Trustees of the Trust.

Series	Classes	Additional Rights and Preference Not Included in the Trust Document
Quaker Strategic Growth Fund	Class A Class C Institutional Class	None
Quaker Capital Opportunities Fund	Class A Class C Institutional Class	None
Quaker Global Tactical Allocation Fund	Class A Class C Institutional Class	None
Quaker Small-Cap Growth Tactical Allocation Fund	Class A Class C Institutional Class	None
Quaker Mid-Cap Value Fund	Class A Class C Institutional Class	None
Quaker Small-Cap Value Fund	Class A Class C Institutional Class	None
Quaker Long-Short Tactical Allocation Fund	Class A Class C Institutional Class	None
Quaker Large-Cap Value Tactical Allocation Fund	Class A Class C Institutional Class	None
Quaker Event Arbitrage Fund	Class A Class C Institutional Class	None
Quaker Akros Absolute Return Fund	Class A Class C Institutional Class	None

The foregoing amendment shall be effective on February 18, 2010.

IN WITNESS WHEREOF, the undersigned have caused and presents this Amendment to be executed as of the day and year below.

/s/Justin Brundage
Justin Brundage
Secretary

February 18, 2010
Dated

/s/Jeffry H. King, Sr.
Jeffry H. King, Sr.
Chairman, Chief Executive
Officer and Trustee

/s/Laurie Keyes
Laurie Keyes
Treasurer and Trustee

/s/Mark S. Singel
Mark S. Singel
Trustee

/s/Adrian A. Basora
Adrian A. Basora
Trustee

/s/James R. Brinton
James R. Brinton
Trustee

/s/Gary E. Shugrue
Gary E. Shugrue
Trustee

/s/Warren West
Warren West
Trustee

/s/Everett T. Keech
Everett T. Keech
Trustee